UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): December 30, 2005

                            SYNDICATIONNET.COM, INC.
               (Exact name of registrant as specified in charter)

          Delaware                 000-29701                 57-2218873
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)           Identification No.)

             1250 24th Street, NW, Suite 300, Washington, D.C.    20037
               (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (202) 467-2788
                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01    Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02    Unregistered Sales of Equity Securities

      On December 30, 2005, Syndication Net.com, Inc. (the "Company") entered into a Termination Agreement with Cornell Capital Partners, LP (the "Investor") pursuant to which the Standby Equity Distribution Agreement entered between the Company and the Investor dated June 2004 was terminated. Further, on December 30, 2005, in order to obtain alternative funding for its ongoing operations, the Company then executed a Securities Purchase Agreement (the "Agreement") for the sale of (i) $1,150,000 in secured convertible debentures (the "Debentures") and
(ii) stock purchase warrants (the "Warrants") to buy 120,000,000 shares of our common stock.

      On December 30, 2005, the Investor purchased $300,000 in Debentures and received Warrants to purchase 120,000,000 shares of the Company's common stock. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, the Investor is obligated to provide the Company with an additional $700,000 within two business days of the filing of a registration statement registering the shares of common stock issuable in connection with the Debentures and the Warrants (the "Registration Statement") and $150,000 within three business days of the effectiveness of the Registration Statement.

      The Debentures bear interest at 12%, mature three years from the date of issuance, and are convertible into our common stock, at the Investor's option, at a conversion price, equal to the lower of (i) $0.0132 or (ii) 85% of the lowest weighted average price during the 30 trading days immediately preceding the conversion date. As of December 30, 2005, the lowest weighted average price during the 30 trading days immediately preceding the conversion date as reported on the Over-The-Counter Bulletin Board was $.005 and, therefore, the conversion price for the Debentures notes was $.0042. Based on this conversion price, the Debentures in the amount of $1,150,000, excluding interest, were convertible into 273,809,524 shares of our common stock.

      We may prepay the Debentures only in the event that the Company's closing bid price is less than $0.0132. We are required to pay a premium of 20% at the time of redemption. The full principal amount of the Debentures is due upon default under the terms of Debentures. In addition, we have granted the Investor a security interest in substantially all of our assets and intellectual property as well as registration rights pursuant to which we are required to have the Registration Statement filed within 30 days of the Agreement and effective within 120 days of the Agreement.

      The Warrants are exercisable until five years from the date of issuance at the following exercise prices:

o     $0.008 with respect to 36,000,000 shares of common stock;

o     $0.01 with respect to 36,000,000 shares of common stock;

o     $0.02 with respect to 21,000,000 shares of common stock;

o     $0.05 with respect to 16,000,000 shares of common stock; and

o     $0.10 with respect to 11,000,000 shares of common stock.

In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

      The Investor has contractually agreed to restrict their ability to convert the Debentures and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

      The sale of the Debentures was completed on December 30, 2005 with respect to $300,000 of the Debentures. As of the date hereof, the Company is obligated on $300,000 in face amount of Debentures issued to the Investor. The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company. In addition, the Company is also obligated on an additional $850,000 in face amount of Debentures issued to the Investors pursuant to the Agreement.


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

      The Debentures and Warrants were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01   Financial Statements and Exhibits

Exhibit No.     Description

4.1 Securities Purchase Agreement dated December 30, 2005 by and among the Company and Cornell Capital Partners, L.P.

4.2             Form of Secured Convertible Debenture dated December 30, 2005

4.3             Form of Stock Purchase Warrant dated December 30, 2005

4.4 Investor Registration Rights Agreement dated December 30, 2005 by and among the Company and Cornell Capital Partners, L.P.

4.5 Amended and Restated Security Agreement dated December 30, 2005 by and among the Company and Cornell Capital Partners, L.P.

4.6 Escrow Agreement dated December 30, 2005 by and among the Company and Cornell Capital Partners, L.P.

4.7 Termination Agreement dated December 30, 2005 by and among the Company and Cornell Capital Partners, L.P.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SYNDICATIONNET.COM, INC.


Date: January 5, 2006                    /s/ Brian Sorrentino
                                         -----------------------------
                                         Brian Sorrentino,
                                         Chief Executive Officer


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